Exhibit 99.2

Exhibit 99.2
THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
EVENT DATE/TIME: OCTOBER 09, 2015 / 12:30PM GMT

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
C O R P O R A T E P A R T I C I P A N T S
Rob Bradley LogMeIn, Inc.—VP of IR
Michael Simon LogMeIn, Inc.—Chairman & CEO Ed Herdiech LogMeIn, Inc.—CFO
Bill Wagner LogMeIn, Inc.—President & COO
C O N F E R E N C E C A L L P A R T I C I P A N T S
Matt Cowen & Company—Analyst Gene Munster Piper Jaffray—Analyst Charlie Anderson Dougherty & Co.—Analyst Matt Hedberg RBC Capital Markets.—Analyst Raimo Lenschow Barclays—Analyst
P R E S E N T A T I O N
Operator
Greetings and welcome to the LogMeIn acquires LastPass Conference Call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. (Operator Instructions) As a reminder, this conference is being recorded.
It is now my pleasure to introduce your host, Rob Bradley, Vice President of Investor Relations. Thank you. Mr. Bradley, you may begin.
Rob Bradley —LogMeIn, Inc.—VP of IR
Good morning and thank you for joining today’s call. Earlier today, we announced that we are acquiring LastPass. More information about this transaction can be found in the press release we issued this morning.
Joining me on the call today is LogMeIn’s Chairman and Chief Executive Officer, Michael Simon; our President and Chief Operating Officer, Bill Wagner; and our Chief Financial Officer, Ed Herdiech.
Before we begin, I would like to remind everyone that the purpose of today’s call is to discuss the LastPass acquisition. We will not be providing any preview or update on the results of LogMeIn’s fiscal third quarter which ended on September 30, 2015, which will be covered on our earnings call taking place on October 22 at 5:00 PM.
During the course of this call, we will make various remarks about the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of Safe Harbor. Actual results could differ from those indicated by these forward-looking statements as a result of various factors, including those discussed in our most recent Form 10-Q filed on July 23, 2015. In addition, any forward-looking statements represent our views only as of today. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.
With that, I would now like to turn the call over to Michael Simon. Michael?
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Thank you, Rob. I’d like to add my good morning and thanks for joining us on short notice. We’re very excited to announce that we have signed a definitive agreement to acquire LastPass in a $125 million all cash transaction. It’s a deal that will rapidly accelerate one of LogMeIn’s top three strategic growth initiatives while giving us a leadership position in a high-growth category.

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
At the start of 2015, we laid out three key growth initiatives for the Company, focused on the collaboration, the Internet of Things and the identity and access management markets. For our collaboration business, we set out to expand join.me’s longer term collaboration opportunity and we’ve since delivered major new mobile and video innovation in join.me aimed squarely at that opportunity.
For our service cloud and IoT businesses, we set out to deliver offerings that would help companies connect, manage and engage with their customers in the Internet of Things era. The introduction of the Rescue Lens Support-of-Things offering and a new highly scalable version of our Xively IoT platform have created a favorable foundation for market expansion and future growth.
In our large established IT management business, we set out to help companies deliver the security and productivity needed in an app and cloud centric world, and it is here that our acquisition of LastPass will play a significant role.
For those not familiar with LastPass it may be the most popular and highly regarded product in the password management market, a key part of the $6 billion identity and access management market and we believe this acquisition gives us three advantages in this important growth market.
First, we get a great product synonymous with the category. LastPass is regularly ranked by blogs, magazines, and reviews as the best of the best in password management. If you do a quick Google search for the best password manager and you’d be hard-pressed to find results that don’t prominently feature LastPass. As the recent review in Lifehacker put it LastPass is clearly the juggernaut here and for good reason.
Second, we get a massive new growing funnel of users and a highly favorable model. Employing a freemium model LastPass has versions for individuals, teams, and businesses that have more than 7 million free users and hundreds of thousands of paying customers. They also employ a land and expand strategy to win over individuals and then teams and then entire companies. This strategy has long been a strong suit of LogMeIn and it’s one that we successfully use to disrupt and then dominate markets.
Finally LastPass brings capabilities that are complementary to our own identity and access strengths with a footprint to accelerate their commercial adoption. End users are driving adoption of cloud apps in the workplace. The bring-your-own-app trend and this has turned identity management on its head as IT struggles to mitigate the inherent security risks that come with decentralized adoption in management. The appeal and popularity of LastPass provide a great way to attract end users.
And LogMeIn’s early investments with team and business offerings like Meldium offer a perfect complement to the end-user strength of LastPass. As a result we believe we’re in a great position to deliver secured team and business capabilities in a solution that has already won over millions of individual users. Simply put, this deal gives us a market-leading position in password management, a great [beloved] product, millions of loyal users, hundreds of thousands of new customers, and a highly favorable foundation for delivering the next generation of identity management solutions to individuals, teams, and companies.
I’ll now turn over the call to our CFO, Ed Herdiech for details on the transaction and its expected financial impact.
Ed Herdiech —LogMeIn, Inc.—CFO
Thank you, Michael. Good morning everyone and thank you for joining us on short notice. I am pleased with our acquisition of LastPass, not only for the reasons that Michael discussed, but also from a financial perspective. LastPass is an exciting deal for LogMeIn. We acquired a strategic asset with a strong financial profile at a reasonable valuation. Additionally, LastPass is a leader in a large rapidly-growing market with an attractive business model.
Before I discuss the financial terms and impact of the acquisition, I’d like to provide some background information. LastPass is located in Fairfax, Virginia and over the last seven years they’ve created a successful and growing business, delivering password management solutions to both individuals and businesses. They have approximately 30 fulltime employees, nearly half of whom are in development and they will continue to work out of the Fairfax office.
LastPass currently has more than 7 million free users and over half a million paid subscribers. Similar to LogMeIn, they’ve developed a successful premium business model which is driving consistent subscriber growth. As evidence of the strength and success of their model, LastPass’ revenue growth rate, operating margin, and renewal rates are all in excess of LogMeIn’s.
Turning to the financial terms of the acquisition, LogMeIn is paying $110 million in cash to acquire 100% of the outstanding capital stock of LastPass. Additionally, the Company will pay up to $15 million of contingent payments in cash, which are payable over a two-year period based on employee retention and the achievement of

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
certain-performance based metrics. We are funding the acquisition by drawing $60 million from our existing credit facility combined with cash currently on our balance sheet.
Regarding LastPass’ financials and contribution to the business, LastPass generated $9.6 million of revenue in 2014 and $6.1 million for the first six months of 2015. At this point in time, we expect LastPass to contribute approximately $2.5 million of revenue to LogMeIn’s fourth quarter of 2015 without impacting our margin profile. LastPass’ Q4 revenue contribution includes the purchase accounting related fair value adjustment of deferred revenue.
At this point in time the acquisition will contribute an estimated $11 million to $12 million of revenue to our fiscal year 2016. This contribution is net of approximately $3 million to $4 million of revenue adjustments related to the fair value adjustments to deferred revenue and a reduction in our revenue expectations from Meldium as we shift previously planned investments to LastPass.
From a profitability perspective, we do not expect the acquisition to impact our overall margins in 2016 despite planned incremental investments in sales, marketing and operations.
To conclude, I’d like to thank you again for joining our call. We’re excited to welcome the LastPass team to LogMeIn and we are optimistic about our future together. Given LastPass leadership position in the identity market, we believe that we are in a much stronger position to capitalize on one of our key strategic growth objectives.
With that, I’ll turn the call back over to our operator for questions.
QUESTION A N D A N S W E R
Operator
(Operator Instructions) Gregg Moskowitz, Cowen & Company.
Matt —Cowen & Company—Analyst
Hi. This is [Matt on for] Gregg. Thanks for taking my call. Can you talk about any product overlap that exists between LastPass and Meldium? And can you elaborate on your integration plans as well as when you aim to have a single identity management solution?
Bill Wagner —LogMeIn, Inc.—President & COO
Sure. This is Bill. Meldium is a team based centric tool with a great product that really complements LastPass. LastPass is really the leading password manager for individuals and Meldium is a team-based application sharing tool. So we will be integrating this year over — in 2016, we’re integrating Meldium capabilities into LastPass, but LastPass will be the brand moving forward. But we will support — continue to support for the foreseeable future customers of both products.
Matt —Cowen & Company—Analyst
Great. And could you tell me what the mix looks like between I guess consumers and small business and is there an enterprise playing field? Thanks very much.
Bill Wagner —LogMeIn, Inc.—President & COO
I won’t — in not a position to share specifics around the mix of customers, but I can say it’s a product that is primarily sold to individuals, knowledge workers, and SMBs. And those SMBs like as would join me, then they take it into an enterprise and then LastPass has been successful selling into those larger companies as well.
Operator
Gene Munster, Piper Jaffray.

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
Gene Munster —Piper Jaffray—Analyst
I guess just a follow-up to the previous question is the — it feels like it’s more consumer initially just want to kind of confirm that and has a potential to be more SMB in the future or SMB enterprises is my question. And then separately is, any thoughts on just what the churn is or the visibility in the business? Thanks.
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Sure, Gene. Yes. I wouldn’t call it a consumer product. It is a knowledge worker product, very similar to join.me. I think that’s probably the most analogous product I would compare it to. And it’s used by a lot of SMBs and quite a few larger companies as well. So it’s a product that clearly is focused more on the business user, but again it is adopted by a lot of individuals.
In terms of retention, the retention metrics are very strong and certainly consistent with what we’ve seen in our business and overall the underlying metrics of the business are really strong.
Gene Munster —Piper Jaffray—Analyst
Would you feel — I mean, is this a high-visibility business, something where you can kind of mail it in at the beginning of the quarter and then separately any thoughts on pricing and do you feel there is upside to that or is that so far down the road at the time when we are talking about?
Bill Wagner —LogMeIn, Inc.—President & COO
Yes. So first of all, I would never feel comfortable saying that you can mail anything in at the beginning of the quarter, but it is a high-visibility business. So we feel very comfortable. We know how to model it. We know how to run it. It’s a business that seems very familiar as we got to know the founders and the principles. So we feel really comfortable in terms of understanding the business and how to run it and frankly how to accelerate it as we move forward.
Operator
Matt Hedberg, RBC Capital Markets.
Matt Hedberg —RBC Capital Markets.—Analyst
Yes, thanks for taking my questions guys. I’m curious how you’re thinking LastPass might integrate and help your Xively initiative?
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Thanks, Matt. This is Michael. It’s a pretty interesting question given that just last week we announced identity management tools for our Xively customers. And for the benefit of everyone in the call, what Xively allows our customers to do is offer access and authentication tools for our customers’ customers, if you will, so that they can — we can offer tools that help them manage the relationship between themselves and their customers and not just themselves and their product.
In terms of what this does for the two, there is a pretty interesting technology overlap in that, and I think if you look at our identity management practice it’s a combination of tools, procedures, and processes that are implemented in the Company and those, if you will, best-of-class processes that go into a password management business, we believe, will be really beneficial to our Xively identify management customers.
Matt Hedberg —RBC Capital Markets.—Analyst
That’s great. I’m curious — I know you mentioned this is a freemium model. I think it looks like there is a premium and there is an enterprise skew. I am curious if you could — could you give some of the differences in the pricing between those two premium products?

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Yes. It’s really simple pricing, it’s essentially $1 a month if you’re a pro user and $2 a month if you’re an enterprise user. There is — we love the freemium part of the business as you know with the product like join.me where it’s early, we think it’s early in the market and it’s a big market, freemium works really well and that’s something that we plan to continue. And then obviously from a pricing perspective, we’ll continue to adopt our pricing methodology of kind of moving to good-better-best pricing, but we love the freemium model and the business itself.
Matt Hedberg —RBC Capital Markets.—Analyst
That’s great. And maybe one last one on the competitive side. I’m curious who LastPass would compete with? I would imagine this is not with some of the direct security pure plays, kind of curious on your views there though?
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Yes, I think the question that I think some people might ask is do you compete with the bigger enterprise focused people like Okta and Ping. And we actually see LastPass is very complementary to enterprise identity applications. So a cloud-based single sign-on companies like Okta and OneLogin sell primarily to the enterprise looking to replace premise-based access solutions like Active Directory. LastPass is really a simple to use password solution for a cloud-based app. And so primarily the knowledge workers in SMBs and as with join.me knowledge workers love it. The product has an NPS score of 60, they bring it into the Company and it often sits side by side with larger applications like that.
Matt Hedberg —RBC Capital Markets.—Analyst
That’s great. Very helpful, guys. Thank you.
Operator
Charlie Anderson, Dougherty & Company.
Charlie Anderson —Dougherty & Co.—Analyst
Thanks for taking my questions and congrats on the deal. I was going to ask about the market. You mentioned the 7 million free users, 0.5 million paid, I wonder how I should think about them in the context of the overall market that they’re in.
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Yes. So thanks, Charlie. Overall the identity and access management market is $6 billion and that though can be broken into a more precise slice that we’re addressing which is the cloud-based market which is a $1.2 billion market growing at about — analyst estimate it at a 25% CAGR. And what’s — I think this is backed up by the own research we’ve done into this space. We actually see that only 10% of knowledge workers today use a password manager, but we found a pretty large number, shockingly large, 35% intend to adopt a password manager in the next 12 months. So it’s a market that is really being fueled by a burgeoning need for password management as people are moving their center of gravity from on-prem to cloud-based applications.

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
Charlie Anderson —Dougherty & Co.—Analyst
And then I was wondering, specific to Meldium and some of the features that you have there that you can bring to bear in LastPass, I wonder if you could just highlight some of those that will help that product. And then also maybe some of the resources you have that they didn’t have, what you’ll be able to bring to bear to accelerate the growth rate, some of the holes that you’ll be able to fill for them?
Bill Wagner —LogMeIn, Inc.—President & COO
Sure. So Charlie, it’s Bill. I think there’s probably two kind of core capabilities in Meldium that we’d like to integrate into the LastPass. The first is that Meldium is really great for team sharing applications. And so Meldium is really built for that application and we think that that will work very well in the LastPass environment. It’s also the integration of apps. So Meldium is probably the leader — probably integrated with more cloud-based apps than any company in the market and we think that’s directly germane to LastPass. We would expect to incorporate that into the LastPass offering.
In terms of resources, they have a — they built a great team. They have fantastic development team and product teams and they’ll continue to lead that effort. I do think we can complement their go-to-market efforts with marketing and sales. We know the freemium model really well and we know the inside sales model really well, so we think we can really help them and potentially accelerate the business.
Operator
Raimo Lenschow, Barclays.
Raimo Lenschow —Barclays—Analyst
I want to stay on that distribution comment you just made there. So if you think about it, I would assume from the consumer part it’s basically a freemium and then upsell-cross sell. How do you do it for the SMB part? Are they doing inside sales already or is that something that you want to introduce? And how do you kind of — do you need a separate inside sales team for that or can you kind of push it through the existing channel that you have?
Michael Simon —LogMeIn, Inc.—Chairman & CEO
(multiple speakers) So they do sell into SMBs and occasionally into enterprises. They don’t have a large sales force. They have a very small, couple people on the inside team. We think we can put resources in that model really well. It’s again very similar to other products that we sell.
And to your latter point — your latter question, I do think it’s a product that we can sell to our existing base. We haven’t talked about that, but our remote access users, we know that they’re adopting cloud-based apps. So we think we can make these investments. We are bullish on what we can do with the business by complementing what they’ve done, and we can do this and not have any margin impact which we’re pretty excited to buy.
Raimo Lenschow —Barclays—Analyst
And then just one last question on the competition, so I would think it’s more like 1Password and all those guys that LastPass has been competing with. How was the differentiation — I mean when you looked out to the assets in the field like what kind of differentiated LastPass from some of the other main guys there?
Michael Simon —LogMeIn, Inc.—Chairman & CEO

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OCTOBER 09, 2015 / 12:30PM GMT, LOGM—LogMeIn Inc Conference Call to Discuss its Agreement to Acquire Password Management Leader LastPass
Well, I think it’s — I don’t want to go into a product-by-product comparison chart, happy to do that one by one when we’re out of our quite period. But frankly it’s just a much superior product, it’s really simple to use, it’s beautifully designed. The team did just a fantastic job. The NPS score is, as I said, is 60 and they’ve integrated with more apps than most other password managers. So when we looked across making investments and we talked to other companies, which we did do, this company by far was the highest quality.
Raimo Lenschow —Barclays—Analyst
Perfect, thank you. Very helpful, congratulations.
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Thank you.
Operator
Thank you. There are no further questions at this time. So, I’d like to turn the floor back over to Mr. Simon for any additional or concluding comments.
Michael Simon —LogMeIn, Inc.—Chairman & CEO
Well, thank you for joining the call this morning and again it’s appreciated on short notice. We’re very excited about the acquisition of LastPass and its ability to accelerate our strategic growth initiatives in identity management. And we look forward to talking to you again in just a couple weeks as we report our Q3 results.
Operator
Ladies and gentlemen, this does conclude today’s teleconference. You may disconnect your lines at this time and we thank you for your participation.
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